As filed with the Securities and Exchange Commission on March 2, 1998
                                            Registration No. 333-
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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         UAL CORPORATION
                         ---------------
     (Exact name of registrant as specified in its charter)


          Delaware                           36-2675207
          --------                           ----------
(State or other jurisdiction of           (I.R.S. Employer
 incorporation or organization)           Identification No.)


   1200 E. Algonquin Road, Elk Grove Township, Illinois  60007
   -----------------------------------------------------------
       (Address of Principal Executive Offices; Zip Code)



    Stock in Lieu of Incentive Compensation in Cash for Certain
                       Executive Officers
    -----------------------------------------------------------
                    (Full title of the plan)



                      Francesca M. Maher, Esq.
         Vice President - General Counsel and Secretary
                        UAL Corporation
                        P. O. Box 66100
                     Chicago, Illinois 60666
                        (847) 700-4000
  (Name, address and telephone number, including area code, of agent for service)
  ------------------------------------------------------------

                      Calculation of Registration Fee
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Title of        Amount         Proposed maximum   Proposed maximum     Amount of
securities      to be          offering price     aggregate offering   registration
to be           registered     per unit           price                fee
registered
----------      -----------    ----------------   ------------------   ------------

Common Stock,
par value $.01  5,740 shares    $86.00 (1)        $493,640              $146.00 (1)
per share

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(1) Pursuant to Rule 457(c) and 457(h), the registration fee was calculated based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange,
Inc. on February 24, 1998.


     On February 26, 1998, the Board of Directors of UAL Corporation, a Delaware corporation (the "Company"), approved the sale of shares of Common Stock, $.01 par value ("Common Stock"), of the Company from treasury in lieu of all or a portion of the after-tax incentive compensation in cash for 1997 to certain executive officers of the Company (collectively, the "Officers") pursuant to the terms of the Company's Incentive Compensation Plan and an employment agreement.

     Each of the Officers has agreed to accept some or all of his incentive compensation in Common Stock of equivalent value in lieu of cash. The number of shares of the Common Stock to be issued for the Officers specifying a percentage of the incentive compensation amount has been determined by dividing the portion of the incentive compensation to be taken in stock by the closing price of the Common Stock on the New York Stock Exchange Composite Transaction Tape on February 26, 1998.


                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The Company hereby incorporates by reference in this registration statement (the "Registration Statement"), the following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-6033);

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, as amended, June 30, 1997 and September 30, 1997, as amended;

         (3) The Company's Current Reports on Form 8-K for May 6, 1997, July 21, 1997, September 18, 1997, October 28,
              1997, and December 15, 1997; and

         (4) A description of the Company's Common Stock as contained in the Company's Form 8-A dated July 5, 1994, as amended by each of the Company's Form 8-A/A (Amendment No. 1) dated July 12, 1994, and Form 8-A/A (Amendment No.
              2) dated June 26, 1995 and filed with the Commission on June 27, 1995, and in the Company's Form 8-K dated June 27, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Company and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Company shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

Limitation of Liability of Directors

         The Company's Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law ("DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

         The above provision is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are otherwise in violation of their fiduciary duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular situation, stockholders may not have an effective remedy against a director in connection with such conduct.

Indemnification of Directors and Officers

         The Company's Restated Certificate of Incorporation provides that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law.

         Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery shall deem proper.

         Section 145 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         Exhibit No.    Description
         ----------     -----------

         23             Consent of Arthur Andersen LLP

         24 Power of Attorney (included on the signature page of the Registration Statement)

Item 9.  Undertakings.
         ------------

         The undersigned registrant hereby undertakes:

   (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                        SIGNATURES
                        ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois, on this 26th day of February, 1998.


                              UAL CORPORATION

                               By:  /s/ Gerald Greenwald
                                    --------------------
                                    Name:  Gerald Greenwald
                                    Title:  Chairman of the Board and
                                            Chief Executive Officer

                        POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gerald Greenwald and Douglas A. Hacker, and each of them, the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may have done, or may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


   Signature                   Title                 Date
   ---------                   -----                 ----

/s/  Gerald Greenwald       Director, and        February 26, 1998
 --------------------       Chairman and
     Gerald Greenwald       Chief Executive
                            Officer (principal
                            executive officer)


/s/  Douglas A. Hacker      Senior Vice          February 26, 1998
---------------------       President and Chief
     Douglas A. Hacker      Financial Officer
                            (principal
                            financial officer
                            and principal
                            accounting officer)


/s/ John A. Edwardson       Director             February 26, 1998
---------------------
    John A. Edwardson


   Signature                   Title                 Date
   ---------                   -----                 ----

/s/ Duane D. Fitzergald     Director             February  26, 1998
-----------------------
    Duane D. Fitzgerald



/s/ Michael H. Glawe        Director             February 26, 1998
--------------------
    Michael H. Glawe



/s/ Richard D. McCormick    Director             February 26, 1998
------------------------
    Richard D. McCormick



/s/ John F. McGillicuddy    Director             February 26, 1998
------------------------
    John F. McGillicuddy



/s/ James J. O'Connor       Director             February 26, 1998
---------------------
    James J. O'Connor



/s/ Deval L. Patrick        Director             February 26, 1998
--------------------
    Deval L. Patrick


/s/ John F. Peterpaul       Director             February 26, 1998
---------------------
    John F. Peterpaul



/s/ Paul E. Tierney, Jr.    Director             February 26, 1998
------------------------
    Paul E. Tierney, Jr.



/s/ John K. Van de Kamp     Director             February 26, 1998
-----------------------
    John K. Van de Kamp



/s/ Paul A. Volcker         Director             February 26, 1998
-------------------
    Paul A. Volcker



                          EXHIBIT INDEX
                          -------------

Exhibit No.    Description
----------     -----------

23             Consent of Arthur Andersen LLP

24 Power of Attorney (included on the signature page of the Registration Statement)